Exhibit 99.1

Modivcare Announces Barbara Gutierrez to Join as Chief Financial Officer

DENVER – August 23, 2023 – Modivcare Inc. (the “Company” or “Modivcare”) (Nasdaq: MODV), a technology-enabled healthcare services company that provides a platform of integrated supportive care solutions focused on improving health outcomes, today announced that Barbara Gutierrez has agreed to join Modivcare as its Chief Financial Officer (CFO) with an expected start date of September 18, 2023.

“I am delighted to announce the appointment of Barbara Gutierrez as our new Chief Financial Officer. Barb is an established finance leader within the healthcare industry, and I am confident that she will help Modivcare drive results as we advance our journey to becoming One Modivcare,” said L. Heath Sampson, Chief Executive Officer. “Barb’s financial leadership experience, coupled with her healthcare industry background, specifically focused on innovative, value-based care programs like the Program of All-Inclusive Care, otherwise known as PACE, align with our strategy and vision at Modivcare and she will be able to help us navigate the evolving industry landscape while driving our financial operations and results. I am thankful to our dedicated finance and accounting teams led by Ken Shepard and Rebecca Orcutt, who have managed and helped us navigate the significant transformation the Company has undergone over the last 12 months. Barb will help ensure our executive leadership team is driving results and executing on our strategic plan, while enhancing shareholder value and improving our supportive care services to provide the best experience for our 34 million members.”

Ms. Gutierrez said, “I am grateful to Heath and the Board for this opportunity, and I am looking forward to joining Modivcare and helping drive improved financial performance over the next several years. While creating avenues for workflow improvements, my aim is to create a cohesive environment and align our teams and processes to encourage transformations. I am committed to driving growth, improving efficiency, and profitability, while simultaneously supporting the delivery of the services and needs that make Modivcare unique. Coming from a senior healthcare services company, I am excited to continue my passion for innovative, value-based care arrangements focused on the social determinants of health, and I truly believe that Modivcare’s unique supportive care services will help drive improved health outcomes and lower costs for the healthcare industry.”

Ms. Gutierrez has more than three decades of experience in executive and financial leadership roles, and she has a deep background in the healthcare services industry. Prior to joining Modivcare, Barbara was Chief Financial Officer of InnovAge, the largest Program of All-Inclusive Care (PACE) provider in the country. Previously, she served as CFO and Chief People Services Officer for Hero DVO, LLC, a practice management group focused on delivering efficient, quality dental and vision care to children in underserved communities. Barbara also has served in senior leadership roles with Strad Energy Services, Jones Knowledge Group, PhyCor and HealthOne (HCA). Ms. Gutierrez has a special expertise with high-growth companies and has led transformational business initiatives and strategic acquisitions. She resides in Denver and is a member of the Board of Directors for LogicMark, Inc. (Nasdaq: LGMK) and chairs the Audit Committee. Ms. Gutierrez has served on several non-profit and advisory boards and currently serves on the advisory board for the University of Denver School of Accountancy. Barbara is a certified public accountant and chartered global management accountant, and holds a Bachelor’s Degree in Accounting from the University of Denver.

RESPECT • TRUST • RELIABLE • COMPASSION • SAFETY • TRANSPARENCY

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the federal securities laws. These statements are predictive in nature and are identified by the use of terms such as “may,” “will,” “expect,” “believe,” and similar words indicating possible future expectations, events or actions. The expected start date for Ms. Gutierrez is a forward-looking statement, as may be her stated commitment to drive growth, efficiency and profitability, among other statements in this release. Such forward-looking statements are based on current expectations, assumptions, estimates and projections about our business and our industry, and are not guarantees of our future performance. These statements are subject to a number of known and unknown risks, uncertainties and other factors that could impact future performance, many of which are beyond our ability to control or predict and may cause actual results to be materially different from those expressed or implied herein, including the risks facing our business that are identified in our annual report on Form 10-K and subsequent periodic and current reports most recently filed with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are expressly qualified in their entirety by the cautionary statements set forth herein and in our identified filings with the Securities and Exchange Commission, which you should read in their entirety before making an investment decision with respect to our securities. We undertake no obligation to update or revise any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise, except as required by applicable law.

About Modivcare

Modivcare Inc. (Nasdaq: MODV) is a technology-enabled healthcare services company that provides a platform of integrated supportive care solutions for public and private payors and their members. Our value-based solutions address the social determinants of health (SDoH), enable greater access to care, reduce costs, and improve outcomes. We are a leading provider of non-emergency medical transportation (NEMT), personal care and remote patient monitoring. To learn more about Modivcare, please visit www.modivcare.com.

Media
Media.Inquiry@modivcare.com

Investors
Kevin Ellich
Vice President, Head of Investor Relations
Kevin.ellich@modivcare.com

RESPECT • TRUST • RELIABLE • COMPASSION • SAFETY • TRANSPARENCY